Filed Pursuant to Rule 424(b)(2)
Registration No. 333-283760

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell the securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 29, 2026

Preliminary Prospectus Supplement

(To Prospectus dated December 12, 2024)

$

Microsoft Corporation

$    Floating Rate Notes due 20

$    % Notes due 20

$    Floating Rate Notes due 20

$    % Notes due 20

$    % Notes due 20

$    % Notes due 20

$    % Notes due 20

$    % Notes due 20

$    % Notes due 20

$    % Notes due 20

We are offering $    aggregate principal amount of Floating Rate Notes due 20  (the “20 Floating Rate Notes”), $    aggregate principal amount of  % Notes due 20 (the “20 Notes”), $    aggregate principal amount of Floating Rate Notes due 20  (the “20  Floating Rate Notes” and, together with the 20  Floating Rate Notes, the “floating rate notes”), $    aggregate principal amount of  % Notes due 20 (the “20 Notes”), $    aggregate principal amount of  % Notes due 20 (the “20 Notes”), $     aggregate principal amount of  % Notes due 20 (the “20  Notes”), $     aggregate principal amount of  % Notes due 20 (the “20 Notes”), $     aggregate principal amount of  % Notes due 20 (the “20 Notes”), $    aggregate principal amount of   % Notes due 20  (the “20  Notes”) and $     aggregate principal amount of  % Notes due 20 (the “20  Notes” and, together with the 20 Notes, the 20 Notes, the 20 Notes, the 20 Notes, the 20 Notes, the 20 Notes and the 20  Notes, the “fixed rate notes” and the fixed rate notes, collectively with the floating rate notes, the “notes”).

The 20  Floating Rate Notes will bear interest at a floating rate, reset quarterly, equal to Compounded SOFR (as defined herein) plus   basis points (   %) per annum. The 20  Floating Rate Notes will bear interest at a floating rate, reset quarterly, equal to Compounded SOFR plus   basis points (  %) per annum. Interest on the floating rate notes will accrue from     , 2026 and be payable quarterly in arrears on     ,     ,      and     of each year, beginning on     , 2027. Interest on the fixed rate notes will accrue from     , 2026 and be payable semi-annually in arrears on     and     of each year, beginning on     , 2027.

The 20  Floating Rate Notes will mature on     , 20 , the 20  Notes will mature on    , 20 , the 20  Floating Rate Notes will mature on     , 20 , the 20  Notes will mature on    , 20 , the 20 Notes will mature on     , 20 , the 20 Notes will mature on      , 20 , the 20  Notes will mature on     , 20 , the 20  Notes will mature on     , the 20 Notes will mature on     , 20 and the 20 Notes will mature on     , 20 .

The floating rate notes will not be redeemable prior to maturity. We will have the right at our option to redeem the fixed rate notes in whole or in part at any time or from time to time at the redemption prices described under the heading “Description of the Notes—Optional Redemption of the Fixed Rate Notes.”

The notes will be our senior unsecured obligations and will rank equally with our other unsecured and unsubordinated debt from time to time outstanding.

See “Risk Factors” on page S-6 for a discussion of certain risks that should be considered in connection with an investment in the notes.

	Price to Public(1)		Underwriting Discounts		Proceeds, Before Expenses, to Microsoft(1)
Per 20 Floating Rate Note		%		%		%
Total	$		$		$
Per 20 Note		%		%		%
Total	$		$		$
Per 20 Floating Rate Note		%		%		%
Total	$		$		$
Per 20 Note		%		%		%
Total	$		$		$
Per 20 Note		%		%		%
Total	$		$		$
Per 20 Note		%		%		%
Total	$		$		$
Per 20 Note		%		%		%
Total	$		$		$
Per 20 Note		%		%		%
Total	$		$		$
Per 20 Note		%		%		%
Total	$		$		$
Per 20 Note		%		%		%
Total	$		$		$

(1)	Plus accrued interest, if any, from , 2026.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The notes will not be listed on any securities exchange. Currently, there are no public trading markets for the notes.

We expect to deliver the notes to investors through the book-entry delivery system of The Depository Trust Company and its direct participants, including Clearstream Banking, société anonyme, and Euroclear Bank SA/NV on or about    , 2026, which is the    business day following the date of this prospectus supplement. See “Underwriting” in this prospectus supplement.

Joint Book-Running Managers

J.P. Morgan	UBS Investment Bank	Wells Fargo Securities

The date of this prospectus supplement is    , 2026

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes. The second part is the accompanying prospectus dated December 12, 2024, which we refer to as the “accompanying prospectus.” The accompanying prospectus contains a description of our debt securities and gives more general information, some of which may not apply to the notes.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not, and the underwriters are not, making an offer of the notes in any jurisdiction where the offer or sale is not permitted.

References in this prospectus supplement to “Microsoft,” “we,” “us” and “our” and all similar references are to Microsoft Corporation and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. However, in the “Description of the Notes” and related summary sections of this prospectus supplement and the “Description of the Debt Securities” section of the accompanying prospectus, references to “we,” “us” and “our” are to Microsoft Corporation (parent company only) and not to any of its subsidiaries. References herein to “$” are to the lawful currency of the United States, references to “€” and “euro” are to the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may appear throughout this prospectus supplement, including the documents incorporated by reference herein. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “could,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors” of this prospectus supplement; under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures about Market Risk” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2026, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Exhibit 99.1 to our Form 8-K filed on October 28, 2026, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026 which are incorporated by reference in this prospectus supplement; and other reports we may file with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except to the extent required by applicable law. These risks and uncertainties also include, without limitation:

•	strategic and competitive risks, including risks related to intense competition across all markets for Microsoft’s products and services, which could adversely affect our results of operations;

•	risks relating to the evolution of our business, including developing new technologies;

•	risks relating to cybersecurity, data privacy and platform abuse;

•	operational and infrastructure risks;

•	legal, regulatory and litigation risks;

•	intellectual property risks;

•	risks relating to Microsoft’s reputation and brands;

•	risks relating to adverse economic or market conditions;

•	risks relating to catastrophic events or geopolitical conditions;

•	risks relating to attracting and retaining employees; and

•	the use of the net proceeds of this debt offering.

S-iii

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the debt securities by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•

our Annual Report on Form 10-K for the fiscal year ended June  30, 2026 filed on July 29, 2026, as superseded by, and solely to the extent set forth in, our Current Report on Form 8-K filed on October 28, 2026;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June  30, 2026 from our Definitive Proxy Statement on Schedule 14A filed on October 21, 2026;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026 filed on October 28, 2026;

•	our Current Report on Form 8-K filed on October 28, 2026; and

•

any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus supplement and before the termination of this offering.

To obtain copies of these filings, see “Where You Can Find More Information” of the accompanying prospectus.

S-iv

Summary

The following summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that you should consider before investing in the notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference herein.

Microsoft Corporation

Our Vision

Microsoft is a technology company committed to making digital technology and artificial intelligence (“AI”) available broadly and doing so responsibly. Our mission is to empower every person and every organization on the planet to achieve more.

We develop and support a broad portfolio of technology solutions for individuals and businesses, focusing on secure, trusted, and innovative platforms and applications that meet evolving customer needs across AI, cloud computing, productivity and collaboration, and personal computing. We strive to create opportunity, growth, and impact in every country around the world.

AI is fundamentally transforming productivity for every individual, organization, and industry. Microsoft’s AI offerings span every layer of the technology stack, enabling transformative outcomes across sectors and unlocking opportunity for every country, community, and individual.

We believe AI should be as empowering as it is powerful, and we’re committed to designing and deploying AI responsibly with safety and security from the outset.

What We Offer

Founded in 1975, we develop and support software, services, devices, and solutions that deliver new value for customers and help people and businesses realize their full potential.

We offer an array of services, including cloud-based solutions that provide customers with AI, software, services, platforms, and content, and we provide solution support and consulting services. We also deliver relevant online advertising to a global audience.

Our products include operating systems, server applications, business solution applications, software development tools, desktop and server management tools, and video games. We also design and sell devices, including PCs, tablets, gaming and entertainment consoles, other intelligent devices, and related accessories.

Digital transformation and adoption of AI continues to revolutionize more business workstreams for organizations in every sector across the globe. For enterprises, digital technology empowers employees, optimizes operations, engages customers, and in some cases, changes the very core of products and services.

The Microsoft Cloud provides integration across the technology stack while offering openness, improving time to value, reducing costs, and increasing agility. Our cloud business benefits from three economies of scale: datacenters that deploy computational resources at significantly lower cost per unit than smaller ones; datacenters that coordinate and aggregate diverse customer, geographic, and application demand patterns, improving the utilization of computing, storage, and network resources; and multi-tenancy locations that lower application maintenance labor costs.

We prioritize security above all else and we offer our customers integrated AI-driven products addressing security, compliance, identity, management, and privacy across customers’ multi-cloud, application, and device assets.

The Ambitions That Drive Us

To achieve our vision, our research and development efforts focus on two interconnected ambitions:

•

Build the leading platform for applications and agents that brings together productivity and developer tools, industry solutions, data, security, and global-scale cloud and AI infrastructure to help organizations and individuals transform how they work and operate.

•	Create compelling devices and consumer experiences that empower people to search, create, play, and interact with technology in more intuitive, engaging, and personalized ways.

As we build this ecosystem, the layers of our stack are not separate opportunities but reinforce each other. Investing in one strengthens the others and allows us to deliver customer value in a differentiated way.

Our Future Opportunity

We are focused on helping customers use the breadth and depth of the Microsoft Cloud to get the most value out of their digital spend while leading the AI platform wave across our solution areas. We continue to develop complete, intelligent solutions for our customers that empower people to be productive and collaborate, while safeguarding businesses and simplifying IT management. Our goal is to lead the industry in several distinct areas of technology over the long term, which we expect will translate to sustained growth. We are investing significant resources in:

•	Tackling security from all angles with our integrated, end-to-end solutions spanning security, compliance, identity, and management, across all clouds and platforms.

•	Transforming the workplace to deliver new, modern, modular business applications, drive deeper insights, and improve how people communicate, collaborate, learn, work, and interact with one another.

•	Building and running cloud-based services in ways that utilize ubiquitous computing to unleash new experiences and opportunities for businesses and individuals.

•	Applying AI and ambient intelligence to drive insights, revolutionize many types of work and business processes, and provide substantive productivity gains using Microsoft 365 Copilot and agents.

•

Helping customers drive frontier transformation by applying frontier AI capabilities, engineering expertise, and trusted platforms to reinvent how their organizations operate, improve decision-making, create new value, and deliver measurable business outcomes from AI.

•	Providing a unified intelligence layer for enterprise AI to ground AI in a continuously evolving understanding of an organization’s data.

•	Providing training on generative AI and greater access to digital learning and resources through skilling programs and initiatives, grants, and LinkedIn learning pathways.

•	Inventing new gaming experiences that bring people together around their shared love for games on any device and pushing the boundaries of innovation with console and PC gaming.

•

Leveraging Windows to fuel our cloud business, grow our share of the PC market, and drive increased engagement with our services like Microsoft Edge, Bing, Copilot, Microsoft Teams, Microsoft 365 consumer, XBOX Game Pass, and more.

Our future growth depends on our ability to transcend current product category definitions, business models, and sales motions.

Company Information

Our principal executive offices are located at One Microsoft Way, Redmond, Washington 98052-6399, and our main telephone number is (425) 882-8080. We maintain a website at http://www.microsoft.com. However, our website and the information on our website is not part of, and is not incorporated by reference into, this prospectus supplement.

The Offering

The following is a brief summary of the terms and conditions of this offering. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms and conditions of the offering of the notes, you should carefully read this prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference herein.

Issuer	Microsoft Corporation

Securities offered	$ aggregate principal amount of 20 Floating Rate Notes;

$ aggregate principal amount of 20 Notes;

$ aggregate principal amount of 20 Floating Rate Notes;

$ aggregate principal amount of 20 Notes;

$ aggregate principal amount of 20 Notes;

$ aggregate principal amount of 20 Notes;

$ aggregate principal amount of 20 Notes;

$ aggregate principal amount of 20 Notes

$ aggregate principal amount of 20 Notes; and

$ aggregate principal amount of 20 Notes.

Original issue date	, 2026.

Maturity date	, 20 for the 20 Floating Rate Notes;

, 20 for the 20 Notes;

, 20 for the 20 Floating Rate Notes;

, 20 for the 20 Notes;

, 20 for the 20 Notes;

, 20 for the 20 Notes;

, 20 for the 20 Notes;

, 20 for the 20 Notes;

, 20 for the 20 Notes; and

, 20 for the 20 Notes.

Interest rate	floating rate, reset quarterly, equal to Compounded SOFR plus basis points ( %) per annum for the 20 Floating Rate Notes;

   % per annum for the 20 Notes;

floating rate, reset quarterly, equal to Compounded SOFR plus basis points ( %) per annum for the 20 Floating Rate Notes;

% per annum for the 20 Notes;

% per annum for the 20 Notes;

% per annum for the 20 Notes;

% per annum for the 20 Notes;

% per annum for the 20 Notes;

% per annum for the 20 Notes; and

% per annum for the 20 Notes.

Interest payment dates	Interest on the floating rate notes will be paid quarterly in arrears on , , and of each year, beginning on , 2027. Interest on the fixed rate notes will be paid semi-annually in arrears on and of each year, beginning on , 2027, and on the maturity date of each such series of fixed rate notes.

Optional redemption of the fixed rate notes	We will have the right at our option to redeem any series of fixed rate notes, in whole or in part, at any time or from time to time prior to the maturity date, in the case of the 20 notes, and the applicable Par Call Date (as defined herein), in the case of the 20 notes, the 20 notes, the 20 notes, the 20 notes, the 20 notes, the 20 notes and the 20 notes, at the applicable make-whole price set forth in this prospectus supplement plus accrued and unpaid interest to the date of redemption. We will also have the right at our option to redeem the 20 notes, the 20 notes, the 20 notes, the 20 notes, the 20 notes, 20 notes and the 20 notes, in whole or in part, at any time on or after the applicable Par Call Date at the redemption price of 100% of the principal amount of the notes of such series to be redeemed plus accrued and unpaid interest to the date of redemption. See “Description of the Notes—Optional Redemption of the Fixed Rate Notes” in this prospectus supplement.

The floating rate notes will not be redeemable at our option.

Ranking	The notes will be our senior unsecured obligations and will rank equally with our other unsecured and unsubordinated debt from time to time outstanding.

Further issuances	We may from time to time issue further notes of any series ranking equally and ratably with the notes of such series in all respects, including the same terms as to status, redemption or otherwise.

Form and denomination	The notes of each series will be issued in the form of one or more fully registered global securities, without coupons, in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. These global securities will be deposited with the trustee as custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”). Except in the limited circumstances described under “Description of the Debt Securities— Book-Entry; Delivery and Form; Global Securities” in the accompanying prospectus, notes in certificated form will not be issued or exchanged for interests in global securities.

Trading	The notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the notes on any securities exchange. The underwriters have advised us that they currently intend to make a market in each series of the notes, but they are not obligated to do so and may, in their sole discretion, discontinue market-making at any time without notice. See “Underwriting” in this prospectus supplement for more information.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Calculation Agent	The Bank of New York Mellon Trust Company, N.A. will act as the calculation agent for determining Compounded SOFR for each interest payment period with respect to the floating rate notes. See “Description of the Notes—Interest Rate on the Floating Rate Notes” for more information regarding the calculation of the interest rates for the floating rate notes.

RISK FACTORS

Investing in the notes involves risks. Before making a decision to invest in the notes, you should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2026 and “Risk Factors” in Item 1A of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026 which are incorporated by reference in this prospectus supplement, as well as the risks set forth below. See “Where You Can Find More Information” in the accompanying prospectus.

The indenture governing the notes does not contain financial covenants or meaningful restrictions on us or our subsidiaries.

Neither we nor any of our subsidiaries are restricted from incurring additional debt or other liabilities, including debt secured by liens, under the indenture. We may from time to time incur additional debt and other liabilities. In addition, we are not restricted from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock under the indenture.

Active trading markets for the notes may not develop.

The notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the notes on any securities exchange. We cannot assure you trading markets for the notes will develop or of the ability of holders of the notes to sell their notes or of the prices at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in each series of the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued, in their sole discretion, at any time without notice. If no active trading markets develop, you may be unable to resell the notes at any price or at their fair market value.

If trading markets do develop, changes in our ratings or the financial markets could adversely affect the market prices of the notes.

The market prices of the notes will depend on many factors, including, among others, the following:

•	ratings on our debt securities assigned by rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, financial condition and prospects; and

•	the condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.

Rating agencies continually review the ratings they have assigned to companies and debt securities. Negative changes in the ratings assigned to us or our debt securities could have an adverse effect on the market prices of the notes.

The floating rate notes will bear additional risks.

The floating rate notes will bear interest at a floating rate and accordingly carry significant risks not associated with conventional fixed rate notes. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, political, regulatory, and judicial events and conditions, that are important in determining the existence, magnitude, and longevity of these risks and their results.

SOFR has a limited history and its composition and characteristics are not the same as the London Inter-Bank Offered Rate (“LIBOR”).

The Federal Reserve Bank of New York started publishing SOFR in April 2018, and, therefore, it has a limited history. The future performance of SOFR cannot be predicted based on its limited historical performance. Levels of SOFR going forward may bear little or no relation to historical actual or historical indicative data. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR may change in the future. While some pre-publication historical data have been released by the Federal Reserve Bank of New York, analysis of such data inherently involves assumptions, estimates and approximations.

In addition, LIBOR and SOFR are fundamentally different because (1) SOFR is a secured rate while LIBOR is an unsecured rate, and (2) SOFR is an overnight rate while LIBOR, which ceased publication in 2024, was a forward-looking rate that represented interbank funding over different maturities. As a result, there can be no assurance that SOFR, including Compounded SOFR, will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR and there can be no assurance that SOFR will be positive.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates. The volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repurchase agreement market. The Federal Reserve Bank of New York has at times conducted operations in the overnight U.S. Treasury repurchase agreement market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to holders of the floating rate notes. In addition, although changes in Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the floating rate notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Any failure of SOFR to maintain market acceptance could adversely affect the floating rate notes.

According to the Alternative Reference Rates Committee (“ARRC”) convened by the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of New York, SOFR was developed for use in certain U.S. Dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a broad Treasury repurchase financing rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which LIBOR historically was used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain or maintain market acceptance could adversely affect the return on and value of the floating rate notes and the price at which holders of the floating rate notes can sell the floating rate notes in the secondary market.

In addition, if SOFR does not prove to be widely used as a benchmark in securities that are similar or comparable to the floating rate notes, the trading price of the floating rate notes may be lower than those of securities that are linked to rates that are more widely used. Similarly, market terms for floating-rate debt securities linked to SOFR, such as the spread over the base rate reflected in interest rate provisions or the manner of compounding the base rate, may evolve over time, and trading prices of the floating rate notes may be lower than those of later-issued SOFR-based debt securities as a result. Holders of the floating rate notes may not be able to sell the floating rate notes at all or may not be able to sell the floating rate notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

The interest rate on the floating rate notes is based on a Compounded SOFR rate and the SOFR Index, both of which have a limited history in the marketplace.

For each interest period with respect to the floating rate notes, the interest rate is based on Compounded SOFR, which is calculated using the SOFR Index published by the Federal Reserve Bank of New York according to the specific formula described under “Description of the Notes—Interest Rate on the Floating Rate Notes,” not the SOFR rate published on or in respect of a particular date during such floating rate notes interest period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on the floating rate notes during any floating rate notes interest period will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during a floating rate notes interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on the floating rate notes on the interest payment date for such floating rate notes interest period.

In addition, limited market precedent exists for securities that use SOFR as the interest rate, and the method for calculating an interest rate based upon SOFR in those precedents varies. The Federal Reserve Bank of New York only began publishing the SOFR Index on March 2, 2020. Accordingly, the use of the SOFR Index or the specific formula for the Compounded SOFR rate used in floating rate notes may not be widely adopted by other market participants. If the market adopts a different calculation method, then the market value of the floating rate notes would likely be adversely affected.

Compounded SOFR with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

The level of Compounded SOFR applicable to a particular interest period and, therefore, the amount of interest payable with respect to such interest period will be determined on the Floating Rate Interest Payment Date (as defined herein) for such floating rate notes interest period. Because each such date is near the end of such interest period, holders of the floating rate notes will not know the amount of interest payable with respect to a particular interest period until shortly prior to the related interest payment date, and it may be difficult for holders of the floating rate notes to reliably estimate the amount of interest that will be payable on each such interest payment date. In addition, some holders of the floating rate notes may be unwilling or unable to trade the floating rate notes without changes to their IT systems, both of which could adversely impact the liquidity and trading price of the floating rate notes.

The SOFR Index may be modified or discontinued and the floating rate notes may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of the floating rate notes.

The SOFR Index is published by the Federal Reserve Bank of New York based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time. There can be no guarantee, particularly given its relatively limited history, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of holders of the floating rate notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the floating rate notes and the trading prices of the floating rate notes. In addition, the Federal Reserve Bank of New York may withdraw, modify or amend the published SOFR

Index or SOFR data in its sole discretion and without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that interest period has been determined.

If Microsoft Corporation or its designee determines that a Benchmark Transition Event (as defined herein) and its related Benchmark Replacement Date (as defined herein) have occurred in respect of the SOFR Index, then the interest rate on the floating rate notes will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which is referred to as a “Benchmark Replacement,” as further described under the caption “Description of the Notes—Interest Rate on the Floating Rate Notes.”

If a particular Benchmark Replacement (as defined herein) or Benchmark Replacement Adjustment (as defined herein) cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined herein), such as the ARRC, (ii) the International Swaps and Derivatives Association (“ISDA”) or (iii) in certain circumstances, Microsoft Corporation or its designee. In addition, the terms of the floating rate notes expressly authorize Microsoft Corporation or its designee to make Benchmark Replacement Conforming Changes (as defined herein) with respect to, among other things, changes to the definition of “interest period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the floating rate notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the floating rate notes in connection with a Benchmark Transition Event, could adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which holders of floating rate notes can sell such floating rate notes.

In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which holders of floating rate notes can sell such floating rate notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the floating rate notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predicted based on historical performance, (iv) the secondary trading market for floating rate notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

Microsoft Corporation or its designee will make determinations, decisions and elections that could affect the return on, value of and market for the floating rate notes.

Microsoft Corporation or its designee will make certain determinations with respect to the floating rate notes as further described under “Description of the Notes—Interest Rate on the Floating Rate Notes.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, Microsoft Corporation or its designee will make certain determinations with respect to the floating rate notes in Microsoft Corporation’s or its designee’s sole discretion as further described under “Description of the Notes—Interest Rate on the Floating Rate Notes.” Any determination, decision or election pursuant to the benchmark replacement provisions not made by Microsoft Corporation’s designee will be made by Microsoft Corporation. Any of these determinations may adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which holders can sell such floating rate notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to Compounded SOFR or the occurrence or nonoccurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which holders can sell such floating rate notes. For further information regarding these types of determinations, see “Description of the Notes—Interest Rate on the Floating Rate Notes.”

USE OF PROCEEDS

The net proceeds from the sale of the notes will be used for general corporate purposes, which may include, among other things, funding for working capital, capital expenditures, repurchases of our capital stock, acquisitions and repayment of our existing debt.

CAPITALIZATION

The following sets forth our capitalization on a consolidated basis as of September 30, 2026. We have presented our capitalization on both an actual and an as adjusted basis to reflect the issuance and sale of the notes offered hereby, but not the application of the net proceeds from the issuance and sale of such notes. See “Use of Proceeds.” You should read the following table along with our financial statements and the accompanying notes to those statements, together with the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2026, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Exhibit 99.1 to our Form 8-K filed on October 28, 2026, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026 which are incorporated by reference in this prospectus supplement. See “Where You Can Find More Information” in the accompanying prospectus.

	As of September 30, 2026
	Actual	As Adjusted
	(in millions)
Long-term debt (including current portion):
3.300% Notes due 2027	4,000	4,000
3.400% Notes due 2027	400	400
3.125% Notes due 2028(1)	1,988	1,988
1.350% Notes due 2030	500	500
2.625% Notes due 2033(2)	625	625
3.500% Notes due 2035	1,500	1,500
4.200% Notes due 2035	724	724
3.450% Notes due 2036	1,749	1,749
4.100% Notes due 2037	851	851
5.200% Notes due 2039	520	520
4.500% Notes due 2040	486	486
5.300% Notes due 2041	718	718
3.500% Notes due 2042	454	454
3.750% Notes due 2043	168	168
4.875% Notes due 2043	146	146
3.750% Notes due 2045	499	499
4.450% Notes due 2045	996	996
3.700% Notes due 2046	1,747	1,747
4.250% Notes due 2047	1,089	1,089
4.500% Notes due 2047	400	400
2.500% Notes due 2050	1,500	1,500
2.525% Notes due 2050	6,250	6,250
2.921% Notes due 2052	6,250	6,250
4.000% Notes due 2055	541	541
4.750% Notes due 2055	295	295
3.950% Notes due 2056	433	433
4.500% Notes due 2057	755	755
2.675% Notes due 2060	3,750	3,750
3.041% Notes due 2062	1,935	1,935
Floating Rate Notes due 20 offered hereby	—
% Notes due 20 offered hereby	—
Floating Rate Notes due 20 offered hereby	—
% Notes due 20 offered hereby	—
% Notes due 20 offered hereby	—

	As of September 30, 2026
	Actual	As Adjusted
	(in millions)
% Notes due 20 offered hereby	—
% Notes due 20 offered hereby	—
% Notes due 20 offered hereby	—
% Notes due 20 offered hereby	—
% Notes due 20 offered hereby	—
Unamortized discount and issuance costs	(1,064)
Hedge fair value adjustments(3)	(4)		(4)
Premium on debt exchange	(4,720)		(4,720)

Total debt	35,481
Total stockholders’ equity	470,509		470,509

Total capitalization	$505,990	$

(1)	Represents €1,750 million principal amount (using the exchange rate of €1.00 = $1.13582 in effect on September 30, 2026).
(2)	Represents €550 million principal amount (using the exchange rate of €1.00 = $1.13582 in effect on September 30, 2026).
(3)

See Note 5 – Derivatives of our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2026, which is incorporated by reference in this prospectus supplement for further information on the interest rate swaps related to fixed-rate debt.

DESCRIPTION OF THE NOTES

The following description of the particular terms and conditions of the notes supplements the description of the general terms and conditions of the debt securities set forth under “Description of the Debt Securities” in the accompanying prospectus. Capitalized terms used but not defined in this prospectus supplement have the meanings assigned in the accompanying prospectus or the indenture referred to below.

General

The notes will be issued in ten series of debt securities under the base indenture, dated as of May 18, 2009 (the “base indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a supplemental indenture (together with the base indenture, the “indenture”) between us and The Bank of New York Mellon Trust Company, N.A., as trustee, for the notes offered hereby. The base indenture is more fully described in the accompanying prospectus. The following description of the specific terms and conditions of the notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and conditions of the debt securities set forth in the accompanying prospectus.

The 20  Floating Rate Notes initially will be limited to $     aggregate principal amount. The 20  Notes initially will be limited to $     aggregate principal amount. The 20  Floating Rate Notes initially will be limited to $     aggregate principal amount. The 20  Notes initially will be limited to $     aggregate principal amount. The 20  Notes initially will be limited to $     aggregate principal amount. The 20  Notes initially will be limited to $     aggregate principal amount. The 20  Notes initially will be limited to $     aggregate principal amount. The 20  Notes initially will be limited to $     aggregate principal amount. The 20  Notes initially will be limited to $     aggregate principal amount. The 20  Notes initially will be limited to $     aggregate principal amount. We may, at any time or from time to time, without the consent of the holders of the relevant series of notes, issue additional notes of each series of notes offered hereby, ranking equally with and otherwise similar in all respects to such series of notes (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that such additional notes of a series will be consolidated and form a single series with the notes of the series previously issued; provided that if the additional notes of a series are not fungible with the notes of the series previously issued for U.S. federal income tax purposes, such additional notes will have a separate CUSIP or other identifying number.

The notes will be our senior unsecured obligations and will rank equally with our other unsecured and unsubordinated debt from time to time outstanding.

The maturity date of the Floating Rate 20  Notes will be     , 20  . The maturity date of the 20  Notes will be     , 20  . The maturity date of the Floating Rate 20  Notes will be     , 20  . The maturity date of the 20  Notes will be     , 20  . The maturity date of the 20  Notes will be     , 20  . The maturity date of the 20  Notes will be     , 20 . The maturity date of the 20  Notes will be     , 20  . The maturity date of the 20  Notes will be     , 20  . The maturity date of the 20  Notes will be     , 20  . The maturity date of the 20  Notes will be     , 20  .

The notes will be subject to legal defeasance and covenant defeasance as provided under “Description of the Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus.

The notes of each series will be issued in a form of one or more fully registered global securities, without coupons, in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof.

The notes will not benefit from any sinking fund.

Interest Rate on the Floating Rate Notes

The Floating Rate 20  Notes will bear interest at a floating rate, reset quarterly on each Floating Rate Interest Payment Date, equal to Compounded SOFR plus    basis points ( %) per annum. The Floating Rate 20  Notes will bear interest at a floating rate, reset quarterly on each Floating Rate Interest Payment Date, equal to Compounded SOFR plus    basis points ( %) per annum. In no event will the interest on the floating rate notes be (i) higher than the maximum rate permitted by New York law as the same may be modified by U.S. law of general application, or (ii) less than zero.

Interest on the floating rate notes will be payable quarterly in arrears on     ,     ,      and     of each year, commencing on     , 2027, and at maturity (each a “Floating Rate Interest Payment Date”), to holders of record as of the close of business on the date that is 15 calendar days prior to each Floating Rate Interest Payment Date. Interest on the floating rate notes will accrue from and including the most recent Floating Rate Interest Payment Date or, if no interest has been paid, from the settlement date of the floating rate notes. If     ,     ,      or     of any year is not a business day, then the next succeeding business day will be the applicable Floating Rate Interest Payment Date and interest on the floating rate notes will be paid on such next succeeding business day (unless such next succeeding business day falls in the succeeding calendar month, in which case the applicable Floating Rate Interest Payment Date will be the business day immediately preceding such     ,     ,      or     , and interest on the floating rate notes will be paid on such immediately preceding business day). If the maturity date of the floating rate notes is not a business day, the payment of principal of, and interest on, the floating rate notes will be made on the next succeeding business day and no interest will accrue for the period from and after the maturity date.

The “initial interest period” means the period from and including the settlement date of the floating rate notes to, but excluding, the first Floating Rate Interest Payment Date. Thereafter, each “interest period” means the period from and including a Floating Rate Interest Payment Date to, but excluding, the immediately succeeding Floating Rate Interest Payment Date (such succeeding Floating Rate Interest Payment Date, the “Latter Floating Rate Interest Payment Date”); provided that the final interest period for the floating rate notes will be the period from and including the Floating Rate Interest Payment Date immediately preceding the maturity date of the floating rate notes to, but excluding, the maturity date. Interest on the floating rate notes will be computed on the basis of the actual number of days elapsed over a 360-day year.

The interest rate for the initial interest period will be Compounded SOFR determined on     , 2027, plus    basis points (  %) per annum, in the case of the Floating Rate 20  Notes, and    basis points (  %) per annum, in the case of the Floating Rate 20  Notes. Thereafter, the interest rate for any interest period will be Compounded SOFR, as determined on the applicable date that is the second U.S. Government Securities Business Day (as defined below) preceding such Floating Rate Interest Payment Date (the “Interest Determination Date”), plus a margin of    basis points (  %) per annum, in the case of the Floating Rate 20  Notes, and    basis points (  %) per annum, in the case of the Floating Rate 20  Notes.

The Bank of New York Mellon Trust Company, N.A., or its successor appointed by us, will act as calculation agent. We may change the calculation agent with respect to the floating rate notes at any time without notice to the holders of the floating rate notes. The interest rate and amount of interest to be paid on the floating rate notes for each interest period will be determined by the calculation agent. All determinations made by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on us and the holders of the floating rate notes. So long as Compounded SOFR is required to be determined with respect to the floating rate notes, there will at all times be a calculation agent. In the event that any then-acting calculation agent shall be unable or unwilling to act, or that such calculation agent shall fail to duly establish Compounded SOFR for any interest period, or that we propose to remove such calculation agent, we will appoint another calculation agent.

The amount of interest accrued and payable on the floating rate notes for each interest period will be equal to the product of (i) the outstanding principal amount of the floating rate notes multiplied by (ii) the product of

(a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 360.

As used herein the following terms have the meanings assigned to them:

“Compounded SOFR” means, with respect to any interest period, the rate computed in accordance with the following formula set forth below (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the first date of the relevant interest period, which for the initial interest period shall be     , 2026 (which is two U.S. Government Securities Business Days before the scheduled settlement date of the issuance of the floating rate notes);

“SOFR IndexEnd” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date relating to such interest period; and

“dc” is the actual number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (the actual number of calendar days in the applicable Observation Period).

For purposes of determining Compounded SOFR,

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:

(2)	if a SOFR Index value does not so appear as specified in clause (1) above at the SOFR Determination Time, then:

(a)

if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or

(b)

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“Observation Period” means, in respect of each interest period, the period from and including two U.S. Government Securities Business Days preceding the first date of such relevant interest period to but excluding two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date for such interest period; provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the settlement date of the floating rate notes to, but excluding, the two U.S. Government Securities Business Days preceding the first Floating Rate Interest Payment Date.

“Secured Overnight Financing Rate” or “SOFR” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the documentation relating to the floating rate notes, if we or our designee determine on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “—Effect of a Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the floating rate notes.

SOFR and the SOFR Index

SOFR is published by the New York Federal Reserve and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.

The SOFR Index is published by the New York Federal Reserve and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each U.S. Government Securities Business Day and allows the calculation of compounded SOFR averages over custom time periods.

The New York Federal Reserve notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the New York Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the New York Federal Reserve may publish after the interest rate for that interest period has been determined.

SOFR Index Unavailable

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.

Effect of a Benchmark Transition Event

If we or our designee determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the floating rate notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by us or our designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;

(2)	if made by us, will be made in our sole discretion;

(3)	if made by our designee, will be made after consultation with us, and such designee will not make any such determination, decision or election to which we object; and

(4)

notwithstanding anything to the contrary in the documentation relating to the floating rate notes, shall become effective without consent from the holders of the floating rate notes or any other party.

As used herein the following terms have the meanings assigned to them:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we or our designee determine on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other administrative matters) that we or our designee decide may be appropriate to reflect the adoption of such

Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

None of the trustee, the paying agent or the calculation agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the trustee, paying agent and calculation agent shall be entitled to conclusively rely on any determinations made by us or our designee without independent investigation, and none will have any liability for actions taken at our direction in connection therewith.

None of the trustee, the paying agent or the calculation agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this prospectus supplement as a result of the unavailability of SOFR, the SOFR index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this prospectus supplement and reasonably required for the performance of such duties. None of the trustee, paying agent or calculation agent shall be responsible or liable for our actions or omissions or for those of our designee, or for any failure or delay in the performance by us or our designee, nor shall any of the trustee, paying agent or calculation agent be under any obligation to oversee or monitor our performance or that of our designee.

Interest Rates on the Fixed Rate Notes

The fixed rate notes will bear interest from     , 2026 at the applicable annual rates set forth on the cover of this prospectus supplement. We will pay interest on the fixed rate notes semi-annually in arrears on      and      of each year, beginning on     , 2027, and on the maturity date for each series of notes. We will pay interest on the fixed rate notes to the persons in whose names the notes are registered at the close of business on      and      (in each case, whether or not a business day) immediately preceding the related interest payment date. Interest on the notes of each series of fixed rate notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

General

We will pay the principal of and interest on each note to the registered holder in U.S. dollars in immediately available funds. Payment will be made upon presentation of the notes at the office or agency we maintain for this purpose in the Borough of Manhattan, The City of New York, currently at the trustee’s office located at 240 Greenwich Street, Floor 7E, New York, New York 10286, Attention: Corporate Trust Administration; provided, however, that payment of interest may be made at our option by check mailed to the registered holder on the record date at such address as shall appear in the security register or by wire transfer of immediately available funds to an account specified in writing by such holder to us and the trustee prior to the relevant record date.

Notwithstanding anything to the contrary in this prospectus supplement or the accompanying prospectus, so long as the notes are in book-entry form, we will make payments of principal and interest through the trustee to DTC.

Interest payable on any interest payment date for a series of notes or the maturity date for that series of notes will be the amount of interest accrued from, and including, the next preceding interest payment date for that series of notes in respect of which interest has been paid or duly provided for (or from and including the original issue date, if no interest has been paid or duly provided for with respect to the notes of that series) to, but excluding, such interest payment date or maturity date, as the case may be. If any interest payment date falls on a day that is not a business day, the interest payment will be made on the next succeeding business day, and we will not be liable for any additional interest as a result of the delay in payment. If a maturity date falls on a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding business day. The term “business day” means any day, other than a Saturday or a Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in New York City.

Optional Redemption of the Fixed Rate Notes

Prior to the maturity date, in the case of the 20  Notes, and the applicable Par Call Date (as defined below), in the case of the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes and the 20  Notes, we may redeem the notes of any series at our option, in whole or in part, at any time and from time to time, at a redemption price as calculated by us (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed discounted to the redemption date (assuming that such notes matured on their maturity date, in the case of the 20  Notes, and their applicable Par Call Date, in the case of the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes and the 20  Notes), on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined below) plus:  basis points (in the case of the 20 Notes),  basis points (in the case of the 20 Notes),  basis points (in the case of the 20 Notes),  basis points (in the case of the 20 Notes),  basis points (in the case of the 20 Notes),  basis points (in the case of the 20 Notes),   basis points (in the case of the 20 Notes) and  basis points (in the case of the 20 Notes) less (b) interest accrued to the date of redemption; and

•	100% of the principal amount of the fixed rate notes being redeemed;

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the applicable Par Call Date, in the case of the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes and the 20  Notes, we may redeem notes of any series at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes of such series being redeemed plus accrued and unpaid interest thereon to the redemption date.

Installments of interest on the notes being redeemed that are due and payable on interest payment dates falling on or prior to a redemption date shall be payable on the interest payment date to the holders as of the close of business on the relevant regular record date according to the applicable notes and the indenture.

“Par Call Date” means (i) with respect to the 20  Notes,    ,      , (ii) with respect to the 20  Notes,    ,      , (iii) with respect to the 20  Notes,    ,      , (iv) with respect to the 20  Notes,    ,      , (v) with respect to the 20  Notes,    ,       , (vi) with respect to the 20  Notes,    ,     and (vii) with respect to the 20  Notes,    ,     .

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs:

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the maturity date, in the case of the 20  Notes, and the applicable Par Call Date, in the case of the 20 Notes, 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes and the 20  Notes (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and we shall interpolate to the maturity date, in the case of the 20  Notes, and the applicable Par Call Date, in the case of the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes and the 20  Notes, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the maturity date, in the case of the 20  Notes, and the applicable Par Call Date, in the case of the 20 Notes, the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes and the 20  Notes, as applicable. If there is no United States Treasury security maturing on the maturity date, in the case of the 20  Notes, and the applicable Par Call Date, in the case of the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes and the 20  Notes, but there are two or more United States Treasury securities with a maturity date equally distant from the maturity date, in the case of the 20  Notes, and the applicable Par Call Date, in the case of the 20 Notes, the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes and the 20  Notes, one with a maturity date preceding the maturity date, in the case of the 20  Notes, and the applicable Par Call Date, in the case of the 20 Notes, the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes and the 20  Notes, and one with a maturity date following the maturity date, in the case of the 20  Notes, and the applicable Par Call Date, in the case of the 20 Notes, the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes and the 20  Notes, we shall select the United States Treasury security with a maturity date preceding the maturity date, in the case of the 20  Notes, and the applicable Par Call Date, in the case of the 20 Notes, the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes and the 20  Notes. If there are two or more United States Treasury securities maturing on the maturity date, in the case of the 20  Notes, and the applicable Par Call Date, in the case of the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes and the 20  Notes, or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time on the applicable date. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time on the applicable date, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee shall have no obligation to determine, or to verify our calculations of, the redemption price.

Notice of redemption will be mailed or electronically delivered at least 10 but not more than 60 days before the redemption date to each holder of record of the notes to be redeemed at its registered address.

The notice of redemption for the series of notes being redeemed will state, among other things, the amount of fixed rate notes to be redeemed, the redemption date, conditions to such redemption (if any), the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of notes to be redeemed. Any redemption or notice may, at our discretion, be subject to one or more conditions precedent and, at our discretion, the redemption date may be delayed until such time as any or all such conditions precedent included at our discretion shall be satisfied (or waived by us) or the redemption date may not occur and such notice may be rescinded if all such conditions precedent included at our discretion shall not have been satisfied (or waived by us).

Unless we default in the payment of the redemption price, interest will cease to accrue on any series of fixed rate notes that have been called for redemption at the redemption date. If less than all of the notes of a series of fixed rate notes are to be redeemed, the notes of such series to be redeemed will be selected according to DTC procedures.

The floating rate notes will not be redeemable at our option.

Book-Entry; Delivery and Form; Global Securities

Each series of notes will be issued in the form of one or more global securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

We will not issue certificated securities to you for the notes you purchase, except in the limited circumstances described below. Each global security will be issued to DTC, which will keep a computerized record of its participants whose clients have purchased and beneficially own notes of a particular series. Each participant will then keep a record of its clients who have purchased and beneficially own notes of a particular series. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred. DTC, its nominee and their successors may, however, transfer a global security as a whole to one another, and these transfers are required to be recorded on our records or a register to be maintained by the trustee.

Additional information concerning book-entry procedures, as well as DTC, Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), is set forth under “Description of the Debt Securities—Book-Entry; Delivery and Form; Global Securities” in the accompanying prospectus.

Beneficial interests in a global security will be shown on, and transfers of beneficial interests in the global securities will be made only through, records maintained by DTC and its participants. When you purchase notes through the DTC system, the purchases must be made by or through a direct participant, which will receive credit for the notes on DTC’s records. When you actually purchase the notes, you will become its beneficial owner. Your ownership interest will be recorded only on the direct or indirect participants’ records. DTC will have no knowledge of your individual ownership of the notes. DTC’s records will show only the identity of the direct participants and the amount of the notes held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these from your direct or indirect participant. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers.

The trustee will wire payments on the notes to DTC’s nominee. The trustee and we will treat DTC’s nominee as the owner of each global security for all purposes. Accordingly, the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices will be sent by us directly to DTC, which will, in turn, inform the direct participants (or the indirect participants), which will then contact you as a beneficial holder.

It is DTC’s current practice, upon receipt of any payment of principal, interest, redemption prices, distributions or liquidation amounts, to credit direct participants’ accounts proportionately on the payment date based on their holdings. In addition, it is DTC’s current practice to pass through any consenting or voting rights to such participants by using an omnibus proxy. Those participants will, in turn, make payments to and solicit votes from you, the beneficial owner of notes, based on their customary practices. Payments to you will be the responsibility of the participants and not of DTC, the trustee or our company.

Notes of a series represented by global securities will be exchangeable for certificated securities with the same terms in authorized denominations only in the circumstances described in “Description of the Debt Securities—Book-Entry; Delivery and Form; Global Securities” in the accompanying prospectus. If the global securities are exchanged for certificated securities, the trustee will keep the registration books for the notes at its corporate trust office and follow customary practices and procedures regarding those certificated securities.

Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

Although DTC, Clearstream and Euroclear have agreed to the procedures described below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the notes will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream or Euroclear participant wishes to transfer notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

Trustee, Paying Agent, Security Registrar and Calculation Agent

The Bank of New York Mellon Trust Company, N.A. is the trustee, paying agent and security registrar for the notes offered hereby and as calculation agent for the floating rate notes. The Bank of New York Mellon Trust Company, N.A. is a national banking association organized under and governed by the laws of the United States of America, and provides trust services and acts as indenture trustee for numerous corporate securities issuances, including for other series of debt securities of which we are the issuer.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of the notes offered hereby. This summary deals only with notes that are held as capital assets (generally, property held for investment) by a non-U.S. holder who acquires the notes upon original issuance at their initial offering price.

As used herein, a “non-U.S. holder” means a beneficial owner of the notes (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not address all aspects of U.S. federal income taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisors.

If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership and disposition of the notes, as well as the consequences to you arising under other U.S. federal tax laws (including U.S. federal estate and gift taxes, any alternative minimum tax and the Medicare tax on net investment income) and the laws of any other taxing jurisdiction.

U.S. Federal Withholding Tax

Subject to the discussions of backup withholding and FATCA below, U.S. federal withholding tax will not apply to any payment of interest on the notes under the “portfolio interest” exemption; provided that:

•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations;

•	you are not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

•	you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•

either (a) you provide your name and address on an Internal Revenue Service (“IRS”) Form W-8BEN, W-8BEN-E, or other applicable form, and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to non-U.S. investors that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN, W-8BEN-E, or other applicable form claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI or other applicable form certifying that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—U.S. Federal Income Tax”).

The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a note.

U.S. Federal Income Tax

If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base), then you will generally be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if you were a United States person as defined under the Code (although you will be exempt from the 30% U.S. federal withholding tax discussed above; provided the certification requirements discussed above in “—U.S. Federal Withholding Tax” are satisfied). In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments.

Subject to the discussion of backup withholding below, any gain realized on the sale, exchange, retirement or other disposition of a note generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base), in which case such gain will generally be subject to U.S. federal income tax (and possibly branch profits tax) in the same manner as discussed above with respect to effectively connected interest; or

•

you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met, in which case such gain (which may be offset by certain U.S.-source losses) will generally be subject to U.S. federal income tax at a rate of 30% (except as otherwise provided by an applicable income tax treaty).

Information Reporting and Backup Withholding

Generally, payors must report to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest on the notes that we make to you; provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received from you the statement described above in the fifth bullet point under “—U.S. Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of notes within the United States or conducted through certain U.S.-related financial intermediaries, unless you certify under penalties of perjury that you are not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability; provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any interest paid on the notes to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—U.S. Federal Withholding Tax,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of the notes, proposed U.S. Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisor regarding these rules and whether they may be relevant to your ownership and disposition of the notes.

UNDERWRITING

We and the representatives of the underwriters named below have entered into an underwriting agreement relating to the offer and sale of the notes. In the underwriting agreement, we have agreed to sell to each underwriter severally, and each underwriter has agreed severally to purchase from us, the principal amount of notes that appears opposite the name of that underwriter below:

Underwriter	Principal Amount of Floating Rate 20 Notes	Principal Amount of 20 Notes	Principal Amount of Floating Rate 20 Notes
J.P. Morgan Securities LLC	$	$	$
UBS Securities LLC
Wells Fargo Securities, LLC

Total	$	$	$

Underwriter	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes
J.P. Morgan Securities LLC	$	$	$	$
UBS Securities LLC
Wells Fargo Securities, LLC

Total	$	$	$	$

Underwriter	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes
J.P. Morgan Securities LLC	$	$	$
UBS Securities LLC
Wells Fargo Securities, LLC

Total	$	$	$

The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated.

The underwriters propose to offer each series of notes directly to the public at the public offering prices described on the cover page of this prospectus supplement and to certain dealers at the public offering price less a concession not to exceed the principal amount of the 20  Floating Rate Notes,  % of the principal amount of the 20  Notes, the principal amount of the 20  Floating Rate Notes,  % of the principal amount of the 20  Notes,  % of the principal amount of the 20  Notes,  % of the principal amount of the 20  Notes,  % of the principal amount of the 20  Notes,  % of the principal amount of the 20  Notes,  % of the principal amount of the 20  Notes and  % of the principal amount of the 20  Notes. The underwriters may allow, and dealers may reallow, a concession not to exceed the principal amount of the 20  Floating Rate Notes,  % of the principal amount of the 20  Notes, the principal amount of the 20  Floating Rate Notes,  % of the principal amount of the 20  Notes,  % of the principal amount of the 20  Notes,  % of the principal amount of the 20  Notes,  % of the principal amount of the 20  Notes,  % of the principal amount of the 20  Notes,  % of the principal amount of the 20  Notes and  % of the principal amount of the 20  Notes on sales to other dealers. After the initial offering of the notes of each series, the underwriters may change the public offering prices and concessions.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of an officer’s certificate and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The following tables show the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.

Paid by Us
Per 20 Floating Rate Note		%
Total	$
Per 20 Note		%
Total	$
Per 20 Floating Rate Note		%
Total	$
Per 20 Note		%
Total	$
Per 20 Note		%
Total	$
Per 20 Note		%
Total	$
Per 20 Note		%
Total	$
Per 20 Note		%
Total	$
Per 20 Note		%
Total	$
Per 20 Note		%
Total	$

The expenses of the offering, not including underwriting discounts, are estimated to be approximately $     million and will be payable by us.

New Issue of Notes

There are currently no public trading markets for the notes. We have not applied and do not intend to apply to list the notes on any securities exchange. The underwriters have advised us that they currently intend to make a market in each series of the notes. However, they are not obligated to do so and may, in their sole discretion, discontinue any market-making in the notes at any time without notice. Therefore, we cannot assure you that liquid trading markets for the notes will develop, that you will be able to sell your notes at a particular time or that the price you receive when you sell will be favorable.

Price Stabilization and Short Positions

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market prices of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If an underwriter creates a short position in the notes of a series in connection with the offering (i.e., if it sells more notes of that series than are on the cover page of this prospectus supplement), the underwriter may reduce that short position by purchasing notes of that series in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the underwriters make any representation that any of the underwriters will engage in such transactions, or that such transactions, once begun, will not be discontinued without notice.

We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the business day following the date of the pricing of the notes (“T+ ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day before the settlement date will be required, by virtue of the fact that the notes initially will settle in T+ , to specify alternative settlement arrangements to prevent a failed settlement.

Sales Outside the United States

The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the Prospectus Regulation.

United Kingdom

The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is either one (or both) of: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018; or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exception from the prohibition on offers of notes to the public under the POATRs.

In the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, persons who are “qualified investors” (as defined in paragraph 15 of Schedule 1 to the POATRs) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated, all such persons together being referred to as “Relevant Persons.” In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to, and will be engaged in only with, Relevant Persons. This prospectus supplement and the accompanying prospectus and their respective contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement and the accompanying prospectus or their respective contents.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; (3) the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Other Relationships

Certain underwriters and their affiliates have engaged in, and may in the future engage in commercial and investment banking services for us and our affiliates, hedging services and other commercial dealings in the ordinary course of business.

In addition, Mr. Charles W. Scharf, a member of our board of directors, is the Chief Executive Officer, President and a director of Wells Fargo & Company, an affiliate of Wells Fargo Securities, LLC, an underwriter of this offering.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. The Bank of New York Mellon Trust Company, N.A., is the trustee for the notes offered hereby and some of our other outstanding debt securities.

LEGAL MATTERS

The validity of the notes will be passed upon for us by Simpson Thacher & Bartlett LLP, San Francisco, California, and, with respect to matters of Washington law, by Brian B. DeFoe, our Deputy General Counsel and Corporate Secretary. Weil, Gotshal & Manges LLP, New York, New York, and Sullivan & Cromwell LLP, New York, New York, are advising the underwriters in connection with the offering of the notes.

Mr. DeFoe beneficially owns, or has the right to acquire, an aggregate of less than 0.01% of the common stock of Microsoft Corporation.

Each of Weil, Gotshal & Manges LLP and Sullivan & Cromwell LLP has performed legal services for us from time to time.

EXPERTS

The financial statements of Microsoft Corporation, incorporated by reference in this prospectus supplement by reference to Microsoft Corporation’s Current Report on Form 8-K, filed on October 28, 2026, and the effectiveness of Microsoft Corporation’s internal control over financial reporting, incorporated by reference in this prospectus supplement by reference to Microsoft Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the fiscal quarter ended September 30, 2026 and 2025, which is incorporated by reference herein, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in Microsoft Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, and incorporated herein by reference, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a report or a part of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

PROSPECTUS

Microsoft Corporation

Debt Securities

We may, from time to time, offer to sell debt securities in one or more offerings. This prospectus describes some of the general terms and conditions that may apply to these securities. We will provide the specific terms and conditions of these securities in accompanying prospectus supplements to this prospectus.

We may offer and sell these debt securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis.

Investing in our debt securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated December 12, 2024

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations, and prospects may have changed since those dates.

We are not making an offer to sell these debt securities in any jurisdiction where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may, at any time and from time to time, sell in one or more offerings any of our debt securities described in this prospectus.

This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms and conditions of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus.

You should carefully read both this prospectus and the applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

References in this prospectus to “Microsoft,” the “Company,” “we,” “us,” and “our” and all similar references are to Microsoft Corporation and our consolidated subsidiaries, unless otherwise stated or the context otherwise requires. However, in the “Description of the Debt Securities” section of this prospectus, references to “we,” “us,” and “our” are to Microsoft Corporation (parent company only) and not to any of our subsidiaries.

i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

We also make available, free of charge, on or through our Internet web site (http://www.microsoft.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our Internet web site, other than the documents listed below under the heading “Incorporation by Reference.” In addition, you may request copies of these filings at no cost through our Investor Relations Department at: Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399, telephone: 800-285-7772 (U.S.) or (425) 706-4400 (international), e-mail: msft@microsoft.com or http://www.microsoft.com/en-us/investor.

We have filed with the SEC a registration statement on Form S-3 relating to the debt securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the debt securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference in this prospectus the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, as superseded by, and solely to the extent set forth in, our Current Report on Form 8-K filed on December 3, 2024;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June  30, 2024 from our Definitive Proxy Statement on Schedule 14A filed on October 24, 2024;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed on October 30, 2024;

•	our Current Reports on Form 8-K filed on December 3, 2024 and December 11, 2024; and

•	any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of this offering.

To obtain copies of these filings, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Accordingly, we caution you against relying on any forward-looking statements. Forward-looking statements are based on management’s expectations at the time they were made and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. Actual results could differ materially because of, among others, the following factors:

•	we face intense competition across all markets for our products and services, which may adversely affect our results of operations;

•	our focus on cloud-based and artificial intelligence (“AI”) services presents execution and competitive risks;

•	we make significant investments in products and services that may not achieve expected returns;

•	acquisitions, joint ventures, and strategic alliances may have an adverse effect on our business;

•	if our goodwill or amortizable intangible assets become impaired, we may be required to record a significant charge to earnings;

•	cyberattacks and security vulnerabilities could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position;

•	disclosure and misuse of personal data could result in liability and harm our reputation;

•	we may not be able to protect information in our products and services from use by others;

•	abuse of our platforms may harm our reputation or user engagement;

•	our products and services, how they are used by customers, and how third-party products and services interact with them, may present security, privacy, and execution risks;

•	issues in the development and use of AI may result in reputational or competitive harm or liability;

•	we may have excessive outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	we may experience supply or quality problems;

•	government enforcement under competition laws and new market regulation may limit how we design and market our products;

•	laws and regulations relating to anti-corruption and trade could result in increased costs, fines, criminal penalties, or reputational damage;

•	laws and regulations relating to the handling of personal data may impede the adoption of our services or result in increased costs, legal claims, fines against us, or reputational damage;

•	existing and increasing legal and regulatory requirements could adversely affect our results of operations;

•	we have claims and lawsuits against us that may result in adverse outcomes;

•	our business with government customers may present additional uncertainties;

•	we may have additional tax liabilities;

•	we are subject to evolving sustainability regulatory requirements and expectations, which exposes us to increased costs and legal and reputational risks;

•	we face risks related to the protection and utilization of our intellectual property that may result in our business and operating results being harmed;

•	third parties may claim we infringe their intellectual property;

•	if our reputation or our brands are damaged, our business and results of operations may be harmed;

•	adverse economic or market conditions may harm our business;

•	catastrophic events or geopolitical conditions may disrupt our business;

•	our global business exposes us to operational and economic risks; and

•	our business depends on our ability to attract and retain talented employees.

A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Part I, Item 1A of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q in the section titled “Risk Factors” and as may be included from time to time in our reports filed with the SEC.

We undertake no obligation to update to revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

OUR COMPANY

We were founded as a partnership in 1975 and incorporated in 1981. We are a technology company committed to making digital technology and artificial intelligence (“AI”) available broadly and doing so responsibly, with a mission to empower every person and every organization on the planet to achieve more. We create platforms and tools, powered by AI, that deliver innovative solutions that meet the evolving needs of our customers. From infrastructure and data, to business applications and collaboration, we provide unique, differentiated value to customers. We strive to create local opportunity, growth, and impact in every country around the world.

We have entered a new age of AI that will fundamentally transform productivity for every individual, organization, and industry on earth, while helping us address some of our most pressing challenges. Microsoft’s AI offerings, including Copilot and our Copilot stack, are already orchestrating a new era of AI transformation, driving better business outcomes across every role and industry. As a company, we believe we can be the democratizing force for this new generation of technology and the opportunity it will help unlock for every country, community, and individual.

We believe AI should be as empowering across communities as it is powerful, and we’re committed to ensuring it is responsibly designed and built with safety and security from the outset.

We offer an array of services, including cloud-based solutions that provide customers with software, services, platforms, and content, and we provide solution support and consulting services. We also deliver relevant online advertising to a global audience.

Our products include operating systems, cross-device productivity and collaboration applications, server applications, business solution applications, desktop and server management tools, software development tools, and video games. We also design and sell devices, including PCs, tablets, gaming and entertainment consoles, other intelligent devices, and related accessories.

Microsoft is incorporated under the laws of the State of Washington. Our principal executive offices are located at One Microsoft Way, Redmond, Washington 98052-6399, and our main telephone number is (425) 882-8080.

RISK FACTORS

Investing in the debt securities involves risks. Before making a decision to invest in the debt securities, you should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the SEC on July 30, 2024, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed with the SEC on October 30, 2024, each of which is incorporated by reference in this prospectus. You should also consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference in the future. See “Where You Can Find More Information.”

USE OF PROCEEDS

Except as otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from sales of the debt securities for general corporate purposes, which may include, among other things, funding for working capital, capital expenditures, repurchases of our capital stock, acquisitions, and repayment of our existing debt.

DESCRIPTION OF THE DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We may, but need not, describe any additional or different terms and conditions of such debt securities in an annual report on Form 10-K, a quarterly report on Form 10-Q or a current report on Form 8-K filed with the SEC, the information in which would be incorporated by reference in this prospectus and such report will be identified in the applicable prospectus supplement.

We will issue the debt securities in one or more series under an indenture between us and the trustee. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture. For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering of debt securities and will be incorporated by reference in the registration statement of which this prospectus forms a part. You may obtain a copy of the indenture and any form of debt security that has been filed in the manner described under “Where You Can Find More Information.”

Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to “we,” “us,” and “our” are to Microsoft Corporation (parent company only) and not to any of our subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. All debt securities will be our senior unsecured obligations. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price, the issue date, the issue price, the date from which interest will accrue and, if applicable, the date on which interest will first be paid) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

•

the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

•

the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•

our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•

if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

•

if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•

if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•

if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•

if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•

if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

•

any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants applicable to debt securities of the series;

•

if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•

whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor; and

•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest.

Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.

Fixed Rate Debt Securities

If the debt securities of a series being offered will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable in arrears on the interest payment dates specified in the applicable prospectus supplement for those debt securities. If the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Unless otherwise specified in the applicable prospectus supplement, interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

If the debt securities of a series being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period. The applicable prospectus supplement will identify the calculation agent for each series of floating rate debt securities, which will compute the interest accruing on the debt securities of the relevant series.

Optional Redemption

Redemption at Our Option

If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Unless otherwise specified in the applicable prospectus supplement, notice of redemption will be given to each holder of the debt securities to be redeemed not less than 30 nor more than 60 days prior to the date set for such redemption. This notice will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities are to be surrendered for payment of the redemption price; and, if applicable, the CUSIP number of the debt securities to be redeemed.

By no later than 11:00 a.m. (New York City time) on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Repayment at Holder’s Option

If specified in the applicable prospectus supplement, the holders of the debt securities of a series will have the option to elect repayment of those debt securities by us prior to the stated maturity of the debt securities of that series at time or times and subject to the conditions specified in the applicable prospectus supplement. If the holders of those debt securities have that option, the applicable prospectus supplement will specify the optional repayment date or dates on which the debt security may be repaid and the optional repayment price, or the method by which such price will be determined. The optional repayment price is the price at which, together with accrued interest to the optional repayment date, the debt security may be repaid at the holder’s option on each such optional repayment date.

Any tender of a debt security by the holder for repayment will be irrevocable. Any repayment option of a holder may be exercised by the holder of debt securities for less than the entire principal amount of the debt security; provided that the principal amount of the debt security remaining outstanding after repayment will be an authorized denomination. Upon such partial repayment, the debt securities will be canceled and new debt securities for the remaining principal amount will be issued in the name of the holder of the repaid debt securities.

If debt securities are represented by a global security as described under “—Book-Entry; Delivery and Form; Global Securities,” the securities depository for the global security or its nominee will be the holder of the debt security and, therefore, will be the only person that can exercise a right to repayment. In order to ensure that the depository or its nominee will timely exercise a right to repayment relating to a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant in the depository through which it holds an interest in the debt security to notify the depository of its desire to exercise a right to repayment by the appropriate cut-off time for notifying the participant. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, you should consult the broker or other direct or indirect participant through which you hold an interest in a debt security in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to the appropriate depository.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.

The registered holder of a debt security will be treated as the owner of it for all purposes.

All amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

Covenants

The indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries;

•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

•	restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets

The indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, or lease or convey all or substantially all of our properties and assets to another person; provided that the following conditions are satisfied:

•

we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indenture and, for each security that by its terms provides for conversion, provide for the right to convert such security in accordance with its terms;

•	immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing; and

•

if requested, the trustee receives from us, an officers’ certificate and an opinion of counsel that the merger, consolidation or transfer and such supplemental indenture, as the case may be, complies with the applicable provisions of the indenture.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us in the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

For purposes of this covenant, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Events of Default

Each of the following events are defined in the indenture as an “event of default” (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1) default in the payment of any installment of interest on any debt securities of that series for 30 days after becoming due;

(2) default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3) default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of that series;

(4) default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

(5) we pursuant to or within the meaning of the Bankruptcy Law:

•	commence a voluntary case or proceeding;

•	consent to the entry of an order for relief against us in an involuntary case or proceeding;

•	consent to the appointment of a Custodian of us or for all or substantially all of our property;

•	make a general assignment for the benefit of our creditors;

•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•	consent to the filing of such petition or the appointment of or taking possession by a Custodian; or

•	take any comparable action under any foreign laws relating to insolvency;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•	appoints a Custodian of us or for all or substantially all of our property; or

•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws);

and the order or decree remains unstayed and in effect for 90 days; or

(7) any other event of default provided with respect to debt securities of that series occurs.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.

“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series by notice to us and the trustee, may, and the trustee at the request of these holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the non-payment of the principal or interest which have become due solely by such acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

We are required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1) an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default with respect to the debt securities of that series;

(2) the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of such event of default;

(3) the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4) the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

(5) no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

•

reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•	change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;

•

impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the indenture or the debt security;

•

modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•

make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities; or

•	modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

•

to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	to add one or more guarantees for the benefit of holders of the debt securities;

•	to secure the debt securities pursuant to the covenants of the indenture;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

•	to cure any ambiguity, omission, defect or inconsistency; or

•	to change any other provision; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal and premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.

Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC will exchange each global security for certificated debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of we, the underwriters or the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1) DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days;

(2) we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to such effect; or

(3) an event of default with respect to the debt securities will have occurred and be continuing.

These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/ NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The trustee under the indenture will be named in the applicable prospectus supplement.

The trustee under the indenture is permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default, or else resign.

PLAN OF DISTRIBUTION

We may sell the debt securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through broker-dealers (acting as agent or principal); or

•	through a combination of any of the foregoing methods of sale.

We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the debt securities. A prospectus supplement will describe the terms of any sale of debt securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

The applicable prospectus supplement will name any underwriter involved in a sale of debt securities. Underwriters may offer and sell debt securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of debt securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debt securities for whom they may act as agent. Underwriters may be involved in any at the market offering of debt securities by or on our behalf.

Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of debt securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the debt securities being offered pursuant to this prospectus, we will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the debt securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, we will not list the debt securities on any securities exchange. The debt securities will be a new issue of securities with no established trading market. Any underwriters that purchase the debt securities for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any debt securities.

VALIDITY OF THE SECURITIES

The validity of the securities will be passed upon for us by Simpson Thacher & Bartlett LLP, Palo Alto, California, and, with respect to matters of Washington law, by Keith R. Dolliver, Esq., our Deputy General Counsel and Corporate Secretary, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

Mr. Dolliver beneficially owns, or has the right to acquire, an aggregate of less than 0.01% of the Common Stock of Microsoft Corporation.

EXPERTS

The financial statements of Microsoft Corporation incorporated by reference in this Prospectus from the Company’s Current Report on Form 8-K dated December 3, 2024, and the effectiveness of the Company’s internal control over financial reporting, incorporated by reference in this Prospectus from the Company’s Annual Report on Form 10-K for the year ended June 30, 2024 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended September 30, 2024 and 2023 which is incorporated by reference herein, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because the report is not a “report” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

Microsoft Corporation

$

$   Floating Rate Notes due 20

$   % Notes due 20

$   Floating Rate Notes due 20

$   % Notes due 20

$   % Notes due 20

$   % Notes due 20

$   % Notes due 20

$   % Notes due 20

$   % Notes due 20

$   % Notes due 20

Joint Book-Running Managers

J.P. Morgan	UBS Investment Bank	Wells Fargo Securities